Registration Rights Agreement

Dated as of September 6, 2002

among

Pepco Holdings, Inc.

and

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Banc One Capital Markets, Inc.
Credit Suisse First Boston Corporation
Scotia Capital (USA) Inc.
Wachovia Securities, Inc.
Banc of America Securities LLC
Legg Mason Wood Walker, Incorporated
BNY Capital Markets, Inc.
Mellon Financial Markets, LLC
SunTrust Capital Markets, Inc.
The Williams Capital Group, L.P.

as Initial Purchasers

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the "Agreement") is made and entered into this 6th day of September, 2002, among Pepco Holdings, Inc., a Delaware corporation (the "Company"), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc One Capital Markets, Inc. ("Banc One"), Credit Suisse First Boston Corporation, Scotia Capital (USA) Inc., Wachovia Securities, Inc., Banc of America Securities LLC, Legg Mason Wood Walker, Incorporated, BNY Capital Markets, Inc., Mellon Financial Markets, LLC, SunTrust Capital Markets, Inc. and The Williams Capital Group, L.P. (collectively, the "Initial Purchasers"), for whom Merrill Lynch and Banc One are acting as representatives.

This Agreement is made in connection with the Purchase Agreement, dated September 3, 2002, among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $350,000,000 aggregate principal amount of the Company's 5.50% Notes due 2007, $750,000,000 aggregate principal amount of the Company's 6.45% Notes due 2012, and $250,000,000 aggregate principal amount of the Company's 7.45% Notes due 2032 (collectively, the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.
In consideration of the foregoing, the parties hereto agree as follows:

1.          Definitions.

            As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

            "1934 Act" shall mean the Securities Exchange Act of l934, as amended from time to time.

            "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

            "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

            "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

            "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

            "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

            "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

            "Exchange Period" shall have the meaning set forth in Section 2.1 hereof.

            "Exchange Securities" shall mean, collectively, (a) the 5.50% Exchange Notes due 2007, (b) the 6.45% Exchange Notes due 2012, and (c) the 7.45% Exchange Notes due 2032 issued by the Company under the Indenture, each series containing terms identical in all material respects (except for references to certain interest rate provisions, restrictions on transfers, restrictive legends and mandatory redemption) to the Securities of the series for which it is being exchanged, to be offered to Holders in exchange for Registrable Securities of the comparable series pursuant to the Exchange Offer.

            "Holder" shall mean any holder from time to time of Registrable Securities (including any of the Initial Purchasers).

            "Indenture" shall mean the Indenture relating to the Securities, dated as of September 6, 2002, between the Company and The Bank of New York, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

            "Initial Purchaser" or "Initial Purchasers" shall have the meaning set forth in the preamble.

            "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities.

            "Participating Broker-Dealer" shall mean any Holder (which may include any of the Initial Purchasers) that is a broker-dealer electing to exchange Securities acquired for its own account as a result of market-making activities or other trading activities for Exchange Securities.

            "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "Private Exchange" shall have the meaning set forth in Section 2.1 hereof.

            "Private Exchange Securities" shall have the meaning set forth in Section 2.1 hereof.

            "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

            "Purchase Agreement" shall have the meaning set forth in the preamble.

            "Registrable Securities" shall mean the Securities and, if issued, the Private Exchange Securities; provided, however, that Securities and, if issued, the Private Exchange Securities, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be Outstanding, (iv) the Exchange Offer is consummated (except in the case of Private Exchange Securities or Securities purchased directly from the Company and continued to be held by the Initial Purchasers) or (v) two years (or such shorter period as may hereafter be provided in Rule 144(k) under the 1933 Act (or similar rule)) have elapsed since the original issuance date of the Securities.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, (ix) the reasonable fees and disbursements of Pillsbury Winthrop LLP (or such other firm as shall be designated by the Company), special counsel representing the Holders of Registrable Securities (the "Special Counsel") and (x) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

            "Registration Statement" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

            "Shelf Registration" shall mean a registration effected pursuant to Section 2.2 hereof.

            "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement that covers any of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

2.          Registration Under the 1933 Act.

2.1        Exchange Offer. The Company shall, for the benefit of the Holders, at the Company's cost, (A) prepare and, within 180 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities of each series (other than Private Exchange Securities), of a like principal amount of Exchange Securities of a comparable series, (B) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 240 days following the Closing Date, (C) use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its commercially reasonable efforts to cause the Exchange Offer to be consummated not later than 270 days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities of each series for Exchange Securities of the comparable series (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company, (c) acquires the Exchange Securities in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

          In connection with the Exchange Offer, the Company shall:

          (a)           mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b)           keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

          (c)           utilize the services of the Depositary for the Exchange Offer;

          (d)           permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such Securities exchanged;

          (e)           notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

          (f)           otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

          If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them directly from the Company and having the status of an unsold allotment in the initial distribution, the Company upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for the Securities of each series held by such Initial Purchaser as of the end of the Exchange Period, a like principal amount of debt securities of the Company that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities of the comparable series (the "Private Exchange Securities").

          The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Securities but that the Private Exchange Securities shall be subject to such transfer restrictions. The terms of each series of Exchange Securities and Private Exchange Securities shall provide that such series of Exchange Securities and Private Exchange Securities and the Securities of the corresponding series shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities of any corresponding series will have the right to vote or consent as a separate class on any matter. The Private Exchange Securities of each series shall be of the same series as, and the Company shall use commercially reasonable efforts to have the Private Exchange Securities bear the same CUSIP number as, the comparable series of Exchange Securities. The Company shall not have any liability under this Agreement solely as a result of such Private Exchange Securities not bearing the same CUSIP number as the Exchange Securities.

          As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company shall:

          (i)          accept for exchange all Registrable Securities duly and properly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

          (ii)         accept for exchange all Securities properly tendered pursuant to the Private Exchange;

          (iii)        deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

          (iv)        cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, of the appropriate series to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

           Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that (A) all Exchange Securities to be received by it shall be acquired in the ordinary course of its business, (B) at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, (C) it is not an "affiliate" of the Company as defined in Rule 405 of the 1933 Act, (D) if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities, (E) if it is a broker-dealer, it will receive Exchange Securities in exchange for Securities that were acquired for its own account as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of those Exchange Securities, and (F) if it is a broker-dealer, it did not purchase the Securities being tendered in the Exchange Offer directly from the Company for resale pursuant to Rule 144A or any other available exemption from registration under the 1933 Act, and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders to facilitate the tender of Registrable Securities in the Exchange Offer. For purposes hereof, the Exchange Offer and the Private Exchange as to each series shall be deemed a separate offer, and the failure to satisfy the conditions as to any one offer shall not affect any other offer.

          Each Holder hereby acknowledges and agrees that any Participating Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Securities: (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained based on the representations in clause (iii) above), and (2) must comply with the registration and prospectus delivery requirements of the 1933 Act in connection with the secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 and 508, as applicable, of Regulation S-K, and the SEC standard instructions for filing forms under the 1933 Act, if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company.

          2.2          Shelf Registration.

          (a)           If (i) because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company is not permitted to file the Exchange Offer Registration Statement or effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 240 days following the Closing Date or the Exchange Offer is not consummated within 270 days following the Closing Date, or (iii) prior to the end of the Exchange Period, any Initial Purchaser requests in writing with respect to Private Exchange Securities or Securities purchased directly from the Company and continued to be held by such Initial Purchaser as of the end of the Exchange Period, then the following provisions shall apply:

          (A) The Company shall prepare and file with the SEC within 30 days after the earliest of (i) the date on which the Company determines that it is not permitted to file the Exchange Offer Registration Statement or effect the Exchange Offer, (ii) the date that is 240 days after the Closing Date if the Exchange Offer Registration Statement has not been declared effective by such date, (iii) the date that is 270 days after the Closing Date if the Exchange Offer has not been consummated by such date, and (iv) the date a written request is received by the Company pursuant to Section 2.2(a)(iii), a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable thereafter.

          (B) The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective (subject to Section 2.2(a)(C)) in order to permit the Prospectus forming a part thereof to be usable by Holders for a period of (1) two years from the date the Shelf Registration Statement is declared effective by the SEC plus (2) the number of days during which use of a Prospectus is suspended pursuant to Section 2.2(a)(C), or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Outstanding or otherwise to be Registrable Securities (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act.

          (C) The Company may suspend the use of the Prospectus forming a part of the Shelf Registration Statement for a period not to exceed 30 days in any one instance or an aggregate of 60 days in any twelve-month period for valid business reasons to avoid premature public disclosure of a pending corporate transaction, including, without limitation, pending acquisitions and divestitures; provided that the Company promptly thereafter complies with the requirements of Section 3, as then applicable, and in calculating the length of the suspension period, there shall be included all days from the date of the suspension to the date the Company has complied with Section 3, as then applicable, or has notified each Holder that no action is required of the Company under Section 3, as then applicable.

          (b)          Notwithstanding any other provisions hereof, the Company shall use its commercially reasonable efforts to ensure that (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

          The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          2.3          Expenses.  The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          2.4          Effectiveness. An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

          2.5          Interest. The Securities will provide that in the event that (a) the Exchange Offer is not consummated as to any Securities eligible to be exchanged for Exchange Securities pursuant thereto in accordance with the terms of this Agreement, or in lieu thereof a Shelf Registration Statement with respect to such Securities is not declared effective, in either case, on or prior to the 270th calendar day following the Closing Date, (b) if, pursuant to Section 2.2(a)(iii), an Initial Purchaser has requested Shelf Registration with respect to Private Exchange Securities or Securities, a Shelf Registration Statement covering such Private Exchange Securities or Securities is not declared effective on or prior to the later of (i) the 60th calendar day following the Company's receipt of the written request specified in Section 2.2(a)(iii) and (ii) the earlier of (A) the 240th calendar day following the Closing Date and (B) the effective date of the Exchange Offer Registration Statement, or (c) (i) after the Exchange Offer Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective at any time during the Exchange Period or (ii) after the Shelf Registration Statement has been declared effective, such Registration Statement or the Prospectus forming a part thereof ceases to be effective or usable in connection with resale of Securities at any time prior to the expiration of the Effectiveness Period other than as provided in Section 2.2(a)(C) (each such event referred to in clauses (a) through (c) above, a "Registration Default"), the interest rate borne by the Registrable Securities as to which such Registration Default has occurred shall be increased ("Additional Interest") by one-quarter of one percent per annum upon the occurrence of each Registration Default. Following the cure of all Registration Defaults with respect to such Registrable Securities, the accrual of Additional Interest with respect to such Registrable Securities will cease and the interest rate will revert to the original rate. Notwithstanding anything to the contrary in this Section 2.5, the Company shall not be obligated to pay Additional Interest to a Holder of Registrable Securities if such Holder failed to comply with its obligations to make the representations set forth in Section 2.1 or fails to, or elects not to, participate in the Exchange Offer.

          The Company shall notify the Trustee within three business days after each and every date on which a Registration Default occurs. Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the date on which a Registration Default occurs to but excluding the date on which all Registration Defaults are cured.

          3.          Registration Procedures.

          In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall:

          (a)          prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b)          prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

          (c)          in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (d)          use its commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

          (e)           notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of Registrable Securities or Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

          (f)          (i) in the case of the Exchange Offer Registration Statement (A) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to Merrill Lynch on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of Merrill Lynch on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (B) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (C) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (D) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

"If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;" and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the resale of Exchange Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

                    (ii)          in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to the Initial Purchasers on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (A) an opinion of counsel or opinions of counsel in form and substance (with customary exceptions) reasonably acceptable to the Initial Purchasers addressing the matters set forth in Exhibit A, (B) officers' certificates substantially in the form customarily delivered in a public offering of debt securities and (C) a comfort letter or comfort letters in customary form to the extent permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form) from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;

          (g)          (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish Special Counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h)          use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (i)          in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

          (j)          in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

          (k)           in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, but subject to Section 2.2(a)(C), use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such disclosure is otherwise made by the Company or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request, or promptly to notify each Holder of such determination that such disclosure is not necessary;

          (l)          in the case of a Shelf Registration Statement, prior to the completion of the distribution by the Initial Purchasers of the Registrable Securities or Private Exchange Securities registered thereunder as evidenced by a notice in writing from Merrill Lynch on behalf of the Initial Purchasers to the Company, the Company will furnish to Merrill Lynch on behalf of the Initial Purchasers, at least 24 hours (or such shorter period as is reasonably required by the circumstances) prior to the filing thereof with the SEC, a draft of each document which is to be filed by the Company with the SEC and incorporated by reference in the Shelf Registration Statement or the Prospectus forming part thereof;

          (m)          obtain a CUSIP number for all Exchange Securities, Private Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the Exchange Securities, Private Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

          (n)          (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (o)          in the case of a Shelf Registration, enter into reasonable and customary agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

          (i)          make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

          (ii)         obtain an opinion or opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

          (iii)        obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

          (iv)         if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

          (v)          deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting agreement as and to the extent required thereunder;

          (p)          in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, Special Counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; in each case subject to such confidentiality procedures, with respect to information not required by law to be disclosed, as the Company shall reasonably determine;

          (q)          (i)  in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus (but not including any amendment to the Exchange Offer Registration Statement or amendment or supplement to such Prospectus through the filing of any document which is to be incorporated by reference therein), provide copies of such document to the Initial Purchasers and Special Counsel to the Holders of Registrable Securities and make such changes in any such document prior to the filing thereof as the Initial Purchasers or Special Counsel to the Holders of Registrable Securities may reasonably request in a timely manner and, except as otherwise required by applicable law, not file any such document in a form of which the Initial Purchasers on behalf of the Holders of Registrable Securities and Special Counsel to the Holders of Registrable Securities shall not have previously been furnished a copy or to which the Initial Purchasers on behalf of the Holders of Registrable Securities or Special Counsel to the Holders of Registrable Securities shall reasonably object in a timely manner, and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

                     (ii)           in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus (but not including any amendment to the Shelf Registration Statement or amendment or supplement to such Prospectus through the filing of any document which is to be incorporated by reference therein), provide copies of such document to the Holders of Registrable Securities to be included therein, to the Initial Purchasers, to Special Counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the Special Counsel to the Holders or the underwriter or underwriters reasonably request in a timely manner and not file any such document in a form of which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, Special Counsel for the Holders of Registrable Securities or any underwriter shall not have previously been furnished a copy or to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, Special Counsel to the Holders of Registrable Securities or any underwriter shall reasonably object in a timely manner, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, Special Counsel for the Holders of Registrable Securities or any underwriter.

          (r)          in the case of a Shelf Registration, use its commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

          (s)          in the case of a Shelf Registration, use its commercially reasonable efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

          (t)          otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

          (u)          cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

          (v)          upon consummation of the Exchange Offer or a Private Exchange, deliver a customary opinion or opinions of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or Private Exchange, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Securities and/or Private Exchange Securities, as applicable, and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.
          Merrill Lynch on behalf of the Initial Purchasers promptly shall notify the Company in writing of the completion of the distribution by the Initial Purchasers of any Registrable Securities and Private Exchange Securities registered under a Shelf Registration Statement.

          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company (i) of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof or (ii) that the Company is suspending the use of the Prospectus that is part of the Shelf Registration Statement pursuant to Section 2.2(a)(C), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement until such Holder's receipt of (1) the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (2) notification that no such Prospectus is required, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          In the event that the Company fails to effect the Exchange Offer or file any Shelf Registration Statement and maintain the effectiveness of any Shelf Registration Statement as provided herein, the Company shall not file any Registration Statement with respect to any securities (within the meaning of Section 2(1) of the 1933 Act) of the Company other than Registrable Securities until such failure is cured.

          If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          4.          Indemnification; Contribution.

(a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter in connection with a Shelf Registration (any such Person for all purposes of this Section 4 being an "Underwriter") and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission, or any such alleged statement or omission, in either case of the nature described in clause (i) above; provided that any such settlement is effected with the written consent of the Company; and

          (iii)        against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission, in either case of the nature described in clause (i) above, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement as to any indemnified party shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (b)          Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment or supplement thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment or supplement thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

          (c)          Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d)           If the indemnification to which a party is entitled under this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party in such proportion as is appropriate to reflect the relative fault of each indemnifying party on the one hand and the Holders and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          Relative fault shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 4, (i) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities and Private Exchange Securities sold by it pursuant to a registration effected hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Holder shall be required to contribute in excess of the amount by which the net proceeds received by such Holder from the sale of Registrable Securities by it pursuant to a registration effected hereunder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser, Underwriter or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, Underwriter or Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 4 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint. The obligations of each Holder to contribute pursuant to this Section 4 are several and not joint and in the same proportion of all contributions of Holders required hereunder as such Holder's Registrable Securities sold pursuant to the Registration Statement is of the total amount of Registrable Securities sold pursuant to the Registration Statement. Any Underwriters' respective obligations to contribute pursuant to this Section 4 are several in the proportions specified in the relevant underwriting agreement and not joint.
          5.          Miscellaneous.

          5.1        Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          5.2        No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the Outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.
          5.4        Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

          5.5        Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

5.6 Third Party Beneficiaries. Each Initial Purchaser, when it no longer holds any beneficial interest in Securities or Exchange Securities or Private Exchange Securities, shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder. Each Underwriter shall be a third party beneficiary to the agreements made hereunder for its benefit and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.
          5.7        Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them.

          5.8        Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5.9        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          5.10      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          5.11       Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
Pepco Holdings, Inc. By: Name: Title:

Confirmed and accepted as
of the date first above
written:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
Banc One Capital Markets, Inc.

BY: Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated

By:
Name:
Title:

For themselves and as representatives of the other Initial Purchasers.

Exhibit A

[LETTERHEAD OF COVINGTON & BURLING]

          1.          The Exchange Offer Registration Statement, at the time it became effective, and the Prospectus, at the time it was filed with the SEC pursuant to Rule 424 under the 1933 Act (other than the financial statements, including the notes thereto, and other financial and statistical data and supplemental schedules included or incorporated by reference therein and the Form T-1, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

          2.          The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

          3.          The Registration Statement has become effective under the 1933 Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the SEC.

          4.          In passing upon the form of the Exchange Offer Registration Statement and the form of Prospectus, we necessarily assume the correctness and completeness of the statements made and information included therein by the Company. We have not, however, independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Exchange Offer Registration Statement and the Prospectus. However, based on our examination of the Exchange Offer Registration Statement and the Prospectus and participation in conferences with your representatives and those of the Company, your counsel and the Company's accountants in connection with the Exchange Offer Registration Statement and the Prospectus, nothing which came to our attention in the course of such review has caused us to believe that, at the time it became effective, the Exchange Offer Registration Statement (except for financial statements, including the notes thereto, financial schedules and other financial or statistical data included or incorporated by reference therein, as to which we express no comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time it was filed with the SEC pursuant to Rule 424 under the 1933 Act or at the date hereof (except for financial statements, including the notes thereto, financial schedules and other financial or statistical data included or incorporated by reference therein, as to which we express no comment), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.